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                                                                    EXHIBIT 23.1



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 2000, except for Note 18, as to which the date is March 23, 2000, in the Registration Statement (Form S-1 No. 333-83885) and related Prospectus of VCampus Corporation (formerly known as UOL Publishing, Inc.) for the registration of 3,633,887 shares of its common stock.



/s/ Ernst & Young LLP



McLean, Virginia
November 20, 2000